FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Liberty All-Star Mid-Cap Fund
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              (EXACT NAME OF THE FUND AS SPECIFIED IN ITS CHARTER)


              Massachusetts                             Pending
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 (STATE OF INCORPORATION OR ORGANIZATION)   (I.R.S. EMPLOYER IDENTIFICATION NO.)


                 100 FEDERAL STREET, BOSTON, MASSACHUSETTS 02111
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                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                   Name of each exchange on which
       to be so registered                   each class is to be registered
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     Shares of Beneficial Interest,              New York Stock Exchange
       No Par Value Per Share


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

     Securities Act registration statement file number to which this form relates: 333-123502

     Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
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                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant's Securities to be Registered.

     The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (Nos. 333-123502 and 811-21733), as filed electronically with the Securities and Exchange Commission on March 22, 2005 (Accession No. 0000898432-05-000262), as the same may be amended.

Item 2: Exhibits.

     Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

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

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, as of this 22nd day of June 2005.


                                    LIBERTY ALL-STAR MID-CAP FUND


                                    By:     /S/ WILLIAM R. PARMENTIER, JR.
                                        ----------------------------------------
                                    Name:   William R. Parmentier, Jr.
                                    Title:  President


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